                                                               Filed Pursuant to
                                                          Rule 424(b)(3) and (c)
                                                              File No. 333-50505


                PROSPECTUS SUPPLEMENT NO. 12 DATED JULY 8, 1999
                        TO PROSPECTUS DATED MAY 4, 1998

                                     AVIRON
                                  $100,000,000
                 5 3/4% Convertible Subordinated Notes due 2005
                                       and
             Shares of Common Stock Issuable Upon Conversion thereof

         This Prospectus Supplement should be read in conjunction with the Prospectus dated May 4, 1998 (the "Prospectus"). The table on pages 45 and 46 of the Prospectus setting forth information concerning the Selling Securityholders is superseded by the following table:

                             SELLING SECURITYHOLDERS

         The following table sets forth the names of the Selling Securityholders, the number of shares of Common Stock owned by each of them as of the date of this supplement and the principal amount of Notes and number of Conversion Shares which may be offered pursuant to this Prospectus. The information is based upon information provided by or on behalf of the Selling Securityholders. The Selling Securityholders may offer all, some or none of their Notes or Conversion Shares.


                                             PRINCIPAL AMOUNT
                                              OF NOTES OWNED        PRINCIPAL AMOUNT    COMMON STOCK OWNED
                                                 PRIOR TO           OF NOTES OFFERED          PRIOR TO              COMMON STOCK
          NAME                                  OFFERING(1)              HEREBY             OFFERING(1)(2)          OFFERED HEREBY
          ----                               ----------------       ---------------     ------------------          --------------
AAM/Zazove Institutional Income
Fund, L.P.                                      $        0            $        0                     0                     0

Alexandra Global Investment Fund I,
Inc.                                                     0                     0                70,716                     0

Alexandra Global Investment Fund I
LTD                                              5,000,000             5,000,000

Amoco Corporation Master Trust                           0                     0                     0                     0

Allstate Insurance Company                       2,000,000             2,000,000

Argent Classic Convertible Arbitrage
Fund L.P.                                                0                     0                     0                     0

Argent Classic Convertible Arbitrage
Fund (Bermuda) L.P.                                      0                     0                     0                     0

Bakers Local 433 Pension Trust                      40,000                40,000                     0                     0

BancAmerica Robertson Stephens                     195,000               195,000                     0                     0



                                       1.

                                             PRINCIPAL AMOUNT
                                              OF NOTES OWNED        PRINCIPAL AMOUNT    COMMON STOCK OWNED
                                                 PRIOR TO           OF NOTES OFFERED          PRIOR TO              COMMON STOCK
          NAME                                  OFFERING(1)              HEREBY             OFFERING(1)(2)          OFFERED HEREBY
          ----                               ----------------       ---------------     ------------------          --------------
BNP Arbitrage SNC                                2,550,000             2,550,000                     0                     0

BT Holdings (New York), Inc.                     1,000,000             1,000,000                     0                     0

Chrysler Corporation Master
Retirement Trust                                 1,370,000             1,370,000                     0                     0

CIBC Oppenheimer                                         0                     0                     0                     0

Contrary Fund LLC                                        0                     0                     0                     0

Declaration of Trust for the Defined
Benefit Plans of ICI American
Holdings Inc.                                      100,000               100,000                     0                     0

Declaration of Trust for the Defined
Benefit Plans of ZENECA Holdings Inc.               65,000                65,000                     0                     0

Delaware PERS                                      720,000               720,000                     0                     0

Delaware State Employees' Retirement
Fund                                               335,000               335,000                     0                     0

Deutsche Bank Securities                                 0                     0                     0                     0

Donaldson, Lufkin & Jenrette
Securities Corporation                                   0                     0                     0                     0

Fidelity American Trust                                  0                     0                     0                     0

Fidelity Financial Trust Fidelity
Convertible Securities Fund                              0                     0                     0                     0

Forest Alternative Strategies Fund
II Series A-5I                                           0                     0                     0                     0

Forest Alternative Strategies Fund
II LP Series A-5                                         0                     0                     0                     0

Forest Alternative Strategies Fund
II LP Series A-5M                                        0                     0                     0                     0

Forest Alternative Strategies Fund
Series B-3                                               0                     0                     0                     0

Forest Global Convertible Fund
Series A-5                                               0                     0                     0                     0

Forest Global Convertible Fund
Series B-1                                               0                     0                     0                     0

Forest Global Convertible Fund
Series B-2                                               0                     0                     0                     0

Forest Global Convertible Fund
Series B-3                                               0                     0                     0                     0


                                       2.

                                             PRINCIPAL AMOUNT
                                              OF NOTES OWNED        PRINCIPAL AMOUNT    COMMON STOCK OWNED
                                                 PRIOR TO           OF NOTES OFFERED          PRIOR TO              COMMON STOCK
          NAME                                  OFFERING(1)              HEREBY             OFFERING(1)(2)          OFFERED HEREBY
          ----                               ----------------       ---------------     ------------------          --------------
Forest Global Convertible Fund
Series B-5                                               0                     0                     0                     0

Forest Greyhound                                         0                     0                     0                     0

Forest Performance Fund                                  0                     0                     0                     0

Forum Capital Markets L.P.                       1,000,000             1,000,000                     0                     0

Fox Family Foundation 10/10/87                           0                     0                     0                     0

Fox Family Portfolio Partnership                         0                     0                     0                     0

Hawaiian Airlines Inc. FBO Pension
Plan for Employees Rep. By the IAM                 120,000               120,000                     0                     0

Hawaiian Airlines Inc. UAD 1/1/76
FBO Pension Plan for Salaried
Individual (SAL)                                    30,000                30,000                     0                     0

Heritage Series Trust Small Cap
Stock Fund                                       1,000,000             1,000,000               100,000                     0

ICI American Holdings                              310,000               310,000                     0                     0

The James and Abigail Campbell
Foundation                                          75,000                75,000                     0                     0

Jeffries and Company Inc.                           20,000                20,000                     0                     0

JMG Convertible Investments, L.P.                  500,000               500,000                     0                     0

Kapiolani Health                                    80,000                80,000                     0                     0

LDG Limited                                        150,000               150,000                     0                     0

Little Wing L.P.                                         0                     0                     0                     0

Lincoln National Convertible
Securities Fund                                  1,700,000             1,700,000                     0                     0

LLT Limited                                              0                     0                     0                     0

MainStay Convertible Fund                                0                     0                68,800                     0

Maui Publishing Company Retirement
Plan                                                10,000                10,000                     0                     0

McMahan Securities Company L.P.                    505,000               505,000                     0                     0

Minnesota Bakers Union Pension Fund                 30,000                30,000                     0                     0

Morgan Stanley Dean Witter                               0                     0                     0                     0

Nalco Chemical Company                             160,000               160,000                     0                     0


                                       3.

                                             PRINCIPAL AMOUNT
                                              OF NOTES OWNED        PRINCIPAL AMOUNT    COMMON STOCK OWNED
                                                 PRIOR TO           OF NOTES OFFERED          PRIOR TO              COMMON STOCK
          NAME                                  OFFERING(1)              HEREBY             OFFERING(1)(2)          OFFERED HEREBY
          ----                               ----------------       ---------------     ------------------          --------------
Navesink Equity Derivative Fund, LDC             2,000,000             2,000,000                     0                     0

Northwestern Mutual Life Insurance
Company                                                  0                     0                     0                     0

OCM Convertible Limited Partnership                 50,000                50,000                     0                     0

OCM Convertible Trust                              680,000               680,000                     0                     0

Pacific Life Insurance Company                   2,500,000             2,500,000                     0                     0

Paloma Securities L.L.C                          1,500,000             1,500,000                     0                     0

Partner Reinsurance Company, Ltd.                  225,000               225,000                     0                     0

Pepperdine University Pool A#1                     175,000               175,000                     0                     0

Sage Capital                                     1,250,000             1,250,000                     0                     0

Schroders & Co. Inc.                             3,500,000             3,500,000                     0                     0

Silverton International Fund Limited             1,500,000             1,500,000                     0                     0

Societe Generale Securities Corp.                4,370,000             4,370,000                     0                     0

SSI Balanced Hedge Partnership                      45,000                45,000                     0                     0

State Employees' Retirement Fund of
the State of Delaware                              360,000               360,000                     0                     0

State of Connecticut Combined
Investment Funds                                 1,280,000             1,280,000                     0                     0

Thermo Eletron Balanced Investment
Fund                                                     0                     0                     0                     0

TQA Leverage Fund, L.P.                          1,100,000             1,100,000                     0                     0

TQA Vantage Fund, LTD                            2,300,000             2,300,000                     0                     0

TQA Vantage Plus, LTD                              450,000               450,000                     0                     0

Tracor, Inc. Employees Retirement
Plan                                               110,000               110,000                     0                     0

Trade Winds L.P.                                         0                     0                     0                     0

Triton Capital Investments, Ltd.                   500,000               500,000                     0                     0

Twin City Bakery Drivers Pension Fund               20,000                20,000                     0                     0

Unity House                                         80,000                80,000                     0                     0

Vanguard Convertible Securities
Fund, Inc.                                               0                     0                     0                     0


                                       4.

                                             PRINCIPAL AMOUNT
                                              OF NOTES OWNED        PRINCIPAL AMOUNT    COMMON STOCK OWNED
                                                 PRIOR TO           OF NOTES OFFERED          PRIOR TO              COMMON STOCK
          NAME                                  OFFERING(1)              HEREBY             OFFERING(1)(2)          OFFERED HEREBY
          ----                               ----------------       ---------------     ------------------          --------------
Walker Art Center                                   50,000                50,000                     0                     0

Weirton Trust                                      200,000               200,000                     0                     0
                                                ----------            ----------            ----------            ----------

Zeneca Holdings Trust                              310,000               310,000                     0                     0
                                            --------------        --------------        --------------        --------------

TOTAL                                       $43,620,000.00        $43,620,000.00               239,516                     0
                                            ==============        ==============        ==============        ==============

------------------------------

(1) Beneficial ownership is determined in accordance with the Rule of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares on Common Stock shown as beneficially owned by them. Numbers reflect ownership prior to the date of this Supplement.

(2) Includes Conversion Shares based on a conversion price of $30.904 per share and a cash payment in lieu of any fractional interest.

         Because the Selling Securityholders may offer all or some of the Notes that they hold and/or Conversion Shares pursuant to the offering contemplated by this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Notes or Conversion Shares by the Selling Securityholders, no estimate can be given as to the principal amount of Notes or Conversion of Shares that will be held by the Selling Securityholders after completion of this offering.



                                       5.